50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

EXHIBIT 99.1

CONTACT:	David Dick
Chief Financial Officer
212-590-6200
FD
Leigh Parrish, Caren Villarreal
212-850-5600

dELiA*s, INC. ANNOUNCES

SECOND QUARTER 2009 RESULTS

•	Revenue increased 2.4% to $45.7 million

•	Operating loss reduced by 7%

New York, NY – August 27, 2009 – dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced the results for its second quarter of fiscal 2009. All financial results in this press release are for continuing operations unless otherwise stated.

Robert Bernard, Chief Executive Officer, commented, “As expected, sales trends continued to be challenging during the second quarter, as the consumer followed a need based buying pattern and store traffic slowed. Although our comparable store sales were slightly below our expectations, we were able to deliver increased retail merchandise margins and control our inventory levels. The later occurrence of this year’s Back-to-School selling season contributed to an anticipated deferral of full price sales in our direct business, yet customers continued to respond well to our clearance offerings, driving overall increased sales and corresponding reductions in inventory levels. These favorable trends, combined with continued expense reductions, enabled us to achieve improved bottom line results.”

Fiscal Second Quarter Results

Total revenue for the second quarter of fiscal 2009 increased 2.4% to $45.7 million from $44.6 million in the second quarter of fiscal 2008. Revenue from the retail segment increased 0.3% to $23.7 million, or 51.8% of total revenue. Revenue from the direct segment increased 4.9% to $22.1 million, or 48.2% of total revenue.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Total gross margin was 32.7% in the second quarter of fiscal 2009 as compared to 33.7% in the prior year quarter, reflecting increased clearance sales in the direct segment partially offset by an improvement in merchandise margin in the retail segment.

Selling, general and administrative (SG&A) expenses were $21.9 million, or 47.8% of sales, for the second quarter of 2009 compared to $22.5 million, or 50.4% of sales, in the second quarter of 2008. The improvement in SG&A as a percent of sales was a result of reduced overhead costs.

Net loss for the second quarter of fiscal 2009 improved to $4.7 million, or $0.15 per diluted share, compared to a net loss of $6.6 million, or $0.21 per diluted share, for the second quarter of fiscal 2008. Income from discontinued operations for the second quarter of 2008 was $1.6 million. Net loss for the second quarter of fiscal 2008, including the results of discontinued operations, was $5.0 million, or $0.16 per diluted share.

The benefit for income taxes for the second quarter of 2009 was $2.3 million compared to the benefit for income taxes of $1.0 million for the prior year period.

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the second quarter of fiscal 2009 increased 0.3% to $23.7 million from $23.6 million in the second quarter of fiscal 2008. Retail comparable store sales decreased 8.1% for the second quarter of fiscal 2009 compared to an increase of 5.2% for the second quarter of fiscal 2008. Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs was 22.1% compared to 22.2% in the prior year period. Gross margin was driven by an increase in merchandise margin and improved inventory management, offset by the deleveraging of occupancy costs.

SG&A expenses for the retail segment were $11.0 million, or 46.6% of sales, in the second quarter of 2009 compared to $11.4 million, or 48.2% of sales, in the prior year period, reflecting the leveraging of reduced overhead costs. The operating loss for the second quarter for the retail segment improved to $5.8 million from $6.1 million in the prior year period.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

The Company opened 6 store locations during the second quarter of fiscal 2009, including 1 relocated store, ending the period with 104 stores.

Direct Segment Results

Total revenue for the direct segment for the second quarter of fiscal 2009 increased 4.9% to $22.1 million from $21.0 million. Sales were primarily driven by increased volume as a result of incremental clearance activity. Gross margin for the direct segment was 44.1% compared to 46.7% in the second quarter, also due to the increased clearance sales.

SG&A expenses for the direct segment were $10.8 million, or 49.1% of sales, compared to $11.1 million, or 52.9% of sales, in the prior year period. The improvement in SG&A as a percentage of sales reflects the leveraging of reductions in overhead costs. The operating loss for the second quarter of fiscal 2009 for the direct segment was $1.1 million compared with a loss of $1.3 million in the prior year period.

Mr. Bernard, concluded, “Although the timing of Labor Day and shifts in some tax holidays have delayed the Back-to-School selling period in most markets, we have experienced positive year-over-year results in those districts that have reached peak selling weeks. We are cautiously optimistic that we will deliver positive Back-to-School sales results, although we await the remaining three weeks of peak selling season in some of our highest volume districts. We are pleased with our ongoing improved performance in a number of key metrics, remain focused on our strategic initiatives, and continue to believe that we will achieve break-even EBITDA for the current year.”

First Six Month Results

For the six-month period ended August 1, 2009, total revenue increased 7.0% to $97.8 million from revenue of $91.5 million for the prior year period. Total gross margin was 32.5% compared to 33.6% for the prior year. SG&A expenses were $44.0 million, or 45.0% of sales, for the first six months of fiscal 2009, compared to $45.2 million, or 49.4% of sales, for the prior year period.

Net loss for the first six months of fiscal 2009 improved to $8.3 million, or $0.27 per diluted share, compared to a net loss of $12.6 million, or $0.41 per diluted share, for the first six months of fiscal 2008. Income from discontinued operations was $3.6 million for first six months of fiscal 2008. Net loss for the first six months of fiscal 2008, including the results of discontinued operations, was $8.9 million, or $0.29 per diluted share.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Conference Call and Webcast Information

A conference call to discuss second quarter 2009 results is scheduled for Thursday, August 27, 2009 at 10:00 a.m. eastern time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available until September 24, 2009 and can be accessed by dialing 888-286-8010 and providing the passcode 70982237.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to consumers through direct mail catalogs, websites, and dELiA*s mall-based specialty retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	August 1, 2009	January 31, 2009	August 2, 2008
	(Unaudited)		(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$36,709	$92,512	$9,498
Inventories, net	36,778	33,942	32,968
Prepaid catalog costs	3,038	2,759	3,504
Deferred income taxes	2,000	2,000	—
Other current assets	10,356	5,481	6,792
Assets held for sale	—	—	14,721

Total current assets	88,881	136,694	67,483
Property and equipment, net	56,575	53,164	56,019
Goodwill	12,073	12,073	12,073
Intangible assets, net	2,428	2,440	2,458
Restricted cash	15,787	—	—
Other assets	573	430	222
Assets held for sale	—	—	28,170

Total assets	$176,317	$204,801	$166,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$24,870	$21,389	$24,336
Bank loan payable	—	—	9,380
Current portion of mortgage note payable	2,095	2,205	225
Accrued expenses and other current liabilities	29,007	28,822	30,920
Income taxes payable	545	25,243	810
Liabilities held for sale	—	—	330

Total current liabilities	56,517	77,659	66,001
Deferred credits and other long-term liabilities	12,297	11,813	9,544
Long-term portion of mortgage note payable	—	—	2,089

Total liabilities	68,814	89,472	77,634

Commitments and contingencies
Stockholders’ Equity:
Preferred Stock; $.001 par value, 25,000,000 shares authorized, none issued	—	—	—
Common Stock; $.001 par value; 100,000,000 shares authorized; 31,200,889, 31,199,889 and 31,108,981 shares issued and outstanding, respectively	31	31	31
Additional paid-in capital	98,194	97,728	97,280
Retained earnings (accumulated deficit)	9,278	17,570	(8,520)

Total stockholders’ equity	107,503	115,329	88,791

Total liabilities and stockholders’ equity	$176,317	$204,801	$166,425

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	August 1, 2009		August 2, 2008
Net revenues	$45,732	100.0%	$44,643	100.0%
Cost of goods sold	30,773	67.3%	29,583	66.3%

Gross profit	14,959	32.7%	15,060	33.7%

Selling, general and administrative expenses	21,854	47.8%	22,497	50.4%

Operating loss	(6,895)	-15.1%	(7,437)	-16.7%
Interest expense, net	(53)	-0.1%	(203)	-0.5%

Loss from continuing operations before income taxes	(6,948)	-15.2%	(7,640)	-17.1%
Benefit for income taxes	(2,284)	-5.0%	(1,010)	-2.3%

Loss from continuing operations	(4,664)	-10.2%	(6,630)	-14.9%
Income from discontinued operations, net of income taxes	6	0.0%	1,647	3.7%

Net loss	$(4,658)	-10.2%	$(4,983)	-11.2%

Basic & dluted (loss) earnings per share:
Loss from continuing operations	$(0.15)		$(0.21)
Income from discontinued operations	$0.00		$0.05

Net loss	$(0.15)		$(0.16)

WEIGHTED AVERAGE BASIC & DILUTED COMMON SHARES OUTSTANDING	31,035,578		30,893,358

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Twenty-Six Weeks Ended
	August 1, 2009		August 2, 2008
Net revenues	$97,829	100.0%	$91,461	100.0%
Cost of goods sold	66,011	67.5%	60,730	66.4%

Gross profit	31,818	32.5%	30,731	33.6%

Selling, general and administrative expenses	44,020	45.0%	45,186	49.4%

Operating loss	(12,202)	-12.5%	(14,455)	-15.8%
Interest expense, net	(44)	0.0%	(292)	-0.3%

Loss from continuing operations before for income taxes	(12,246)	-12.5%	(14,747)	-16.1%
Benefit for income taxes	(3,948)	-4.0%	(2,193)	-2.4%

Loss from continuing operations	(8,298)	-8.5%	(12,554)	-13.7%
Income from discontinued operations, net of income taxes	6		3,622

Net loss	$(8,292)		$(8,932)

Basic & dluted (loss) earnings per share:
Loss from continuing operations	$(0.27)		$(0.41)
Income from discontinued operations	$0.00		$0.12

Net loss	$(0.27)		$(0.29)

WEIGHTED AVERAGE BASIC & DILUTED COMMON SHARES OUTSTANDING	31,032,615		30,885,841

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Twenty-Six Weeks Ended
	August 1, 2009	August 2, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,292)	$(8,932)
Less income from discontinued operations	6	3,622

Loss from continuing operations	(8,298)	(12,554)
Adjustments to reconcile net loss to net cash used in operating activities of continuing operations:
Depreciation and amortization	4,877	4,218
Stock-based compensation	465	547
Changes in operating assets and liabilities:
Inventories	(2,836)	(5,545)
Prepaid catalog costs and other assets	(5,297)	106
Restricted cash	(15,787)	—
Income taxes payable	(24,698)	232
Accounts payable, accrued expenses and other liabilities	2,930	4,113

Total adjustments	(40,346)	3,671

Net cash used in operating activities of continuing operations	(48,644)	(8,883)
Net cash provided by operating activities of discontinued operations	6	5,325

Net cash used in operating activities	(48,638)	(3,558)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7,056)	(7,622)

Net cash used in investing activities	(7,056)	(7,622)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowing	—	9,380
Payment of mortgage note payable	(110)	(101)
Proceeds from exercise of employee stock options	1	—

Net cash (used in) provided by financing activities	(109)	9,279

NET DECREASE IN CASH AND CASH EQUIVALENTS	(55,803)	(1,901)
CASH AND CASH EQUIVALENTS, beginning of period	92,512	11,399

CASH AND CASH EQUIVALENTS, end of period	$36,709	$9,498

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended				For The Twenty-Six Weeks Ended
	August 1, 2009		August 2, 2008		August 1, 2009		August 2, 2008
Channel net revenues (1):
Retail	$23,681		$23,621		$48,916		$46,551

Direct:
Catalog	3,774		3,562		8,493		7,885
Internet	18,277		17,460		40,420		37,025

Total direct	22,051		21,022		48,913		44,910

Total net revenues	$45,732		$44,643		$97,829		$91,461

Internet % of total direct revenues	83%		83%		83%		82%

Comparable store sales	-8.1%		5.2%		-3.9%		3.4%

Catalogs mailed (1)	9,163		9,326		18,493		18,967

Inventory – retail	$20,434		$18,656		$20,434		$18,656

Inventory – direct (1)	$16,344		$14,312		$16,344		$14,312

Number of stores:
Beginning of period	99		92		97		86
Opened	6	*	3	**	9	*	10	**
Closed	1	*	1	**	2	*	2	**

End of period	104		94		104		94

Total gross sq. ft @ end of period	395.7		358.1		395.7		358.1

*	Totals include one store that was closed, remodeled and reopened in the first quarter of fiscal 2009, and one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2009.
**	Totals include one store that was closed and relocated to an alternative site in the same mall during the first quarter of fiscal 2008, and one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2008.
(1)	Restated to exclude the CCS business